                                                                      EXHIBIT KK
                                                             Page 1 of 103 Pages


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 13D

                   Under the Securities Exchange Act of 1934
                              (Amendment No.   )*

                            LIVE ENTERTAINMENT INC.
--------------------------------------------------------------------------------
                                (Name of Issuer)

                     Common Stock, Par Value $.01 Per Share
--------------------------------------------------------------------------------
                         (Title of Class of Securities)

                                  538032 10 3
--------------------------------------------------------------------------------
                                 (CUSIP Number)

                              Gideon Cashman, Esq.
                        PRYOR, CASHMAN, SHERMAN & FLYNN
                                410 Park Avenue
                    New York, New York 10022 (212) 421-4100
--------------------------------------------------------------------------------
          (Name, Address and Telephone Number of Person Authorized to
                      Receive Notices and Communications)

                                  July 3, 1990
--------------------------------------------------------------------------------
            (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box. [_]

Check the following box if a fee is being paid with the statement. [X]
(A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7).

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                                 SCHEDULE 13D

CUSIP NO. 538032 10 3                                      Page 2 of 103 Pages
          -----------

     1.    NAME OF REPORTING PERSON
           S.S. OR IRS IDENTIFICATION NO. OF ABOVE PERSON
           Pioneer Electronic Corporation
           -----------------------------------------------------------------

     2.    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*  (a) [_]
                                                              (b) [_]

           -----------------------------------------------------------------

     3.    SEC USE ONLY

           -----------------------------------------------------------------

     4.    SOURCE OF FUNDS*
            WC
           -----------------------------------------------------------------

     5.    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS             [_]
           IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)

           -----------------------------------------------------------------

     6.    CITIZENSHIP OR PLACE OF ORGANIZATION

            Japan
           -----------------------------------------------------------------

     NUMBER OF         7.  SOLE VOTING POWER  531,632
     SHARES                                   ------------------------------
     BENEFICIALLY      8.  SHARED VOTING POWER   0
     OWNED BY                                   ----------------------------
     EACH              9.  SOLE DISPOSITIVE POWER  531,632
     REPORTING                                    --------------------------
     PERSON WITH      10.  SHARED DISPOSITIVE POWER   0
                                                    ------------------------

     11.   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
            531,632
           -----------------------------------------------------------------

     12.   CHECK BOX IF THE AGGREGATE AMOUNT IN
           ROW (11) EXCLUDES CERTAIN SHARES*                        [_]

           -----------------------------------------------------------------

     13.   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
            5.1%
           -----------------------------------------------------------------

     14.   TYPE OF REPORTING PERSON*
            CO
           -----------------------------------------------------------------

--------------------

     *     SEE INSTRUCTIONS BEFORE FILLING OUT!

                                 SCHEDULE 13D

     CUSIP NO. 538032  10 3                                  Page 3 of 103 Pages
               ------------

     1.    NAME OF REPORTING PERSON
           S.S. OR IRS IDENTIFICATION NO. OF ABOVE PERSON
           Pioneer North America, Inc.
           --------------------------------------------------------------------

     2.    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*  (a)  [_]
                                                              (b)  [_]
           --------------------------------------------------------------------

     3.    SEC USE ONLY

           --------------------------------------------------------------------

     4.    SOURCE OF FUNDS*
            AF
           --------------------------------------------------------------------
     5.    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS
           IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)              [_]

           --------------------------------------------------------------------

     6.    CITIZENSHIP OR PLACE OF ORGANIZATION
            Delaware
           --------------------------------------------------------------------
     NUMBER OF         7.  SOLE VOTING POWER  531,632
     SHARES                                  ----------------------------------
     BENEFICIALLY      8.  SHARED VOTING POWER   0
     OWNED BY                                   -------------------------------
     EACH              9.  SOLE DISPOSITIVE POWER  531,632
     REPORTING                                    -----------------------------
     PERSON WITH      10.  SHARED DISPOSITIVE POWER   0
                                                    ---------------------------

     11.   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
            531,632
           --------------------------------------------------------------------

     12.   CHECK BOX IF THE AGGREGATE AMOUNT IN
           ROW (11) EXCLUDES CERTAIN SHARES*                       [_]
           --------------------------------------------------------------------

     13.   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
           5.1%
           --------------------------------------------------------------------
     14.   TYPE OF REPORTING PERSON*
            CO
           --------------------------------------------------------------------

 --------------------

     *     SEE INSTRUCTIONS BEFORE FILLING OUT!

                                 SCHEDULE 13D

CUSIP NO. 538032  10 3                                      Page 4 of 103 Pages
          ------------



     1.    NAME OF REPORTING PERSON
           S.S. OR IRS IDENTIFICATION NO. OF ABOVE PERSON
           Pioneer LDCA, Inc.

           --------------------------------------------------------------------

     2.    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*  (a) [_]
                                                              (b) [_]
           --------------------------------------------------------------------

     3.    SEC USE ONLY

           --------------------------------------------------------------------

     4.    SOURCE OF FUNDS*
            AF
           --------------------------------------------------------------------

     5.    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS
           IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)             [_]

           --------------------------------------------------------------------
     6.    CITIZENSHIP OR PLACE OF ORGANIZATION
            Delaware

           --------------------------------------------------------------------

     NUMBER OF         7.  SOLE VOTING POWER  531,632
     SHARES                                   ---------------------------------
     BENEFICIALLY      8.  SHARED VOTING POWER   0
     OWNED BY                                  --------------------------------
     EACH              9.  SOLE DISPOSITIVE POWER  531,632
     REPORTING                                    -----------------------------
     PERSON WITH      10.  SHARED DISPOSITIVE POWER   0
                                                   ----------------------------

     11.   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
            531,632
           --------------------------------------------------------------------

     12.   CHECK BOX IF THE AGGREGATE AMOUNT IN
           ROW (11) EXCLUDES CERTAIN SHARES*                      [_]

           --------------------------------------------------------------------

     13.   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
           5.1%
           --------------------------------------------------------------------

     14.   TYPE OF REPORTING PERSON*
            CO
           --------------------------------------------------------------------

 ------------------
     *    SEE INSTRUCTIONS BEFORE FILLING OUT!

     Item 1.  Security and Issuer.
              -------------------

          This statement on Schedule l3D relates to the shares (the "Shares") of the common stock, par value $.0l per share, of LIVE Entertainment Inc., a Delaware corporation (the "Company"). The principal executive offices of the Company are located at 15400 Sherman Way, Van Nuys, California 91406

     Item 2.  Identity and Background.
              -----------------------

               This statement on Schedule 13D is filed by Pioneer Electronic Corporation, a Japanese corporation ("PEC"), Pioneer North America, Inc., a Delaware corporation ("PNAI"), and Pioneer LDCA, Inc., a Delaware corporation ("PLI"). PEC, PNAI, and PLI are sometimes collectively referred to herein as the "Reporting Persons."

               PEC, through its subsidiaries, including PNAI and PLI, manufactures and sells audio, video and car electronics equipment. PLI is a wholly-owned subsidiary of PNAI, which is a wholly-owned subsidiary of PEC. The address of the principal business and office of PEC is 4-1, Meguro 1-Chome, Meguro-Ku, Tokyo 153, Japan. The address of the principal business and office of each of PNAI and PLI is 2265 E. 220th Street, Long Beach, California 90807.

               The names, business addresses, present principal occupations or employments, and citizenships, and the names, principal businesses and addresses of the corporations or other

                              Page 5 of 103 Pages
     organizations in which such employment is conducted, of the executive officers and directors of each of the Reporting Persons are set forth in
     Schedule I hereto and incorporated herein by reference.

               During the last five years, none of the Reporting Persons and, to the best knowledge of the Reporting Persons, none of the executive officers and directors of the Reporting Persons has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

     Item 3.  Source and Amount of Funds or Other Consideration.
              -------------------------------------------------

               Pursuant to the Preferred Stock Purchase Agreement, described in
     Item 6, PLI has acquired 60,000 shares of Series C Convertible Exchangeable Preferred Stock (the "Preferred Stock") of the Company at a purchase price of $1,000 per share, 15,000 shares of which are presently exchangeable for an aggregate of 531,632 Shares. The funds for the purchase price of the Preferred Stock were obtained from the general corporate funds of PEC.

                              Page 6 of 103 Pages

     Item 4.  Purpose of Transaction.
              ----------------------

               The Preferred Stock was acquired pursuant to the Preferred Stock Purchase Agreement, described in Item 6 (which response is incorporated herein by reference), for investment purposes. The Reporting Persons intend to review their position regarding the Company from time to time and may, depending upon their evaluation of the Company's business and prospects, and upon future developments, determine to increase their equity position or dispose of securities of the Company, subject to the restrictions contained in the Preferred Stock Purchase Agreement.

               Although the foregoing represents the range of activities presently contemplated by the Reporting Persons with respect to the Company, it should be noted that the possible activities of the Reporting Persons are subject to change at any time.

     Item 5.  Interest in Securities of the Issuer.
              ------------------------------------

               (a) Under the Preferred Stock Purchase Agreement, described in
     Item 6 (which response is incorporated herein by reference), PLI has acquired 60,000 shares of the Preferred Stock, 15,000 shares of which are presently exchangeable for an aggregate of 531,632 Shares or approximately 5.1% of the 10,365,319 Shares reported by the Company to be outstanding as at May 31, 1990. PNAI, by virtue of its ownership of all of the outstanding shares of capital stock of PLI, may be deemed to beneficially own the Shares directly beneficially owned by PLI. PEC, by virtue of its ownership of all of the outstanding shares

                              Page 7 of 103 Pages
     of capital stock of PNAI, may also be deemed to beneficially own all of the Shares directly beneficially owned by PLI.

               Except as set forth in this Item 5, none of the Reporting Persons, and, to the best knowledge of the Reporting Persons, none of the executive officers and directors of the Reporting Persons beneficially owns any Shares.

               (b) PLI will have the sole power to vote and dispose of the Shares that it has the right to acquire. PNAI, by virtue of its ownership of all of the outstanding shares of capital stock of PLI, and PEC, by virtue of its ownership of all of the outstanding shares of capital stock of PNAI, also may be deemed to have sole power to vote and dispose of the Shares which PLI has the right to acquire.

               Except as set forth in this Item 5, none of the Reporting Persons, and, to the best knowledge of the Reporting Persons, none of the executive officers and directors of the Reporting Persons has effected any transactions in the shares in the past sixty days.

               (d) and (e) Inapplicable.

     Item 6.  Contracts, Arrangements, Understandings or Relationships With
              -------------------------------------------------------------
              Respect to Securities of the Issuer.
              ------------------------------------

               On May 31, 1990, PLI entered into a Preferred Stock Purchase Agreement (the "Preferred Stock Purchase Agreement") with New Carolco Investments B.V., a Netherlands corporation ("CIBV"), and the Company providing for, among other things, the

                              Page 8 of 103 Pages
     acquisition of 60,000 shares of Preferred Stock by PLI or an affiliate. Each share of the Preferred Stock (but not exceeding 15,000 shares of Preferred Stock in the aggregate) is presently exchangeable, at PLI's option, for an aggregate of ____ Shares. PLI acquired the Preferred Stock on July 3, 1990 pursuant to the Preferred Stock Purchase Agreement. A copy of the Preferred Stock Purchase Agreement is attached hereto as Exhibit B and incorporated herein by reference.

               Other than as set forth herein, none of the Reporting Persons and, to the best knowledge of the Reporting Persons, none of the executive officers and directors of the Reporting Persons, has any contracts, arrangements, understandings or relationships (legal or otherwise) with each other or with any other person with respect to any securities of the Company, including but not limited to the transfer or voting of any of the Company's securities, finder's fees, joint ventures, loan or option arrangements, puts or call, guarantees of profits, division of profits or loss, or the giving or withholding of proxies.

     Item 7.  Material to be Filed as Exhibits.
              --------------------------------

              Exhibit A  Joint Filing Agreement and Power of Attorney, dated as of July 3, 1990.

              Exhibit B  Preferred Stock Purchase Agreement, dated as of May
                         31, 1990.

              Exhibit C  Certificate of Designation, Preference and Rights of
                         the Preferred Stock (Exhibit A to the Preferred Stock Purchase Agreement).

                              Page 9 of 103 Pages

              Exhibit D  Registration Rights Agreement (Exhibit H to the
                         Preferred Stock Purchase Agreement).

                             Page 10 of 103 Pages

                                   SIGNATURE
                                   ---------


          After reasonable inquiry and to the best of the undersigned's knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.



     Dated:  July 3, 1990
                               PIONEER ELECTRONIC CORPORATI0N


                               By: /s/ Kaneo Ito
                                   ----------------------------------------

                               Name:  Kaneo Ito
                               Title: Managing Director and General
                                      Manager, International Division

                                   SIGNATURE
                                   ---------

          After reasonable inquiry and to the best of the undersigned's knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.

     Dated:  July 3, 1990

                                    PIONEER NORTH AMERICA, INC.

                                    By: /s/ Ronald Stone
                                        -------------------------------------

                                    Name: Ronald Stone

                                    Title: Vice President

                                   SIGNATURE
                                   ---------


          After reasonable inquiry and to the best of the undersigned's knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.



     Dated:  July 3, 1990

                                    PIONEER LDCA, INC.


                                    By:  /s/ T. Kudo
                                        -----------------------------------

                                    Name:  T.Kudo
                                    Title:  President

                                   SCHEDULE I
                                   ----------


     1. Information regarding executive officers and directors of Pioneer Electronic Corporation ("PEC").

          The Articles of Incorporation of PEC provides for a Board of Directors of three or more members and for two or more Statutory Auditors. Unless otherwise indicated, each person listed below is a citizen of Japan, and the business address of such person is 4-1, Meguro 1-Chome, Meguro-Ku, Tokyo 153, Japan.


               Name                               Present Principal
               -----                          Occupation or Employment
                                              ------------------------
Seiya Matsumoto                     President and Representative Director
                                    of PEC.

Kanya Matsumoto                     Executive Vice-President and
                                    Representative Director of PEC.

Takeo Yamamoto                      Senior Managing Director, Representative
                                    Director and Head of Technologies of PEC.

Kiichi Yoshida                      Senior Managing Director, Representative
                                    Director and Head of External Relations of
                                    PEC.

Teruhiko Isobe                      Senior Managing Director, Representative
                                    Director and Head of Audio/Video Business
                                    Strategy of PEC.

Keiichi Yanagisawa                  Senior Managing Director, Representative
                                    Director and General Manager of Car
                                    Electronics Division of PEC.

Masaru Inagaki                      Managing Director and General Manager of
                                    Corporate Planning Division of PEC.

Kaneo Ito                           Managing Director and General Manager of
                                    International Division of PEC.

Masaaki Sono                        Managing Director and General Manager of
                                    Finance and Accounting Division of PEC.

                             Page 14 of 103 Pages

Shigeyoshi Yanagi                   Managing Director and General Manager of
                                    Home Electronics Division of PEC.

Akitaka Kato                        Director of PEC and General Manager of
                                    Product Reliability and Customer Service
                                    Division of PEC.

Norio Ichimura                      Director and General Manager of Information
                                    Systems and Logistics Division of PEC. The
                                    business address of each of Mr. Ichimura and
                                    the Division is Recruit-Kawasaki Techno-Pier
                                    Building 20F, 580-16, Horikawa-Cho, Saiwai-
                                    Ku, Kawasaki-Shi, Kanagawa, Japan.

Tsuneo Kudo                         Director and General Manager of Domestic
                                    Sales Division of PEC.

Ryuichi Noda                        Director and Deputy General Manager of
                                    International Division of PEC.

Akira Tanaka                        Director of PEC and President and
                                    Representative Director of Pioneer Video
                                    Corporation ("PVC"). The business address of
                                    each of Mr. Tanaka and PVC is 2680 Nishi-
                                    Hanawa, Tatomi-Cho, Nakakoma-Gun, Yamanashi,
                                    Japan.

Makito Baba                         Director and General Manager of General
                                    Administration Division of PEC.

Masanao Okatani                     Director and General Manager of Patent
                                    Administration Division of PEC.

Yoshimichi Inada                    Director of PEC and General Manager of PEC's
                                    Kawagoe Plant. The business address of each
                                    of Mr. Inada and the plant is 25-1, Aza-
                                    Nishimachi, Yamada, Kawagoe-shi Saitama,
                                    Japan.

Katsuhiro Abe                       Director and General Manager of Personnel
                                    Division of PEC.

Shigeo Motohashi                    Statutory Auditor of PEC.

                             Page 15 of 103 Pages

Susumu Kasari                       Statutory Auditor of PEC. Mr. Kasari is as
                                    an attorney-at-law, with an office at 450
                                    Shin-Otemachi Building, 2-2-1, Otemachi,
                                    Chiyoda-Ku, Tokyo, Japan.

Shigeru Hayakawa                    Statutory Auditor of PEC.


     2. Information regarding executive officers and directors of Pioneer North America, Inc. ("PNAI").

           Unless otherwise indicated, each person listed below is a citizen of Japan, and the business address of such person is 2265 E. 220th Street, Long Beach, California 90807.


                Name                             Present Principal
                -----                         Occupation or Employment
                                              ------------------------
Kaneo Ito                      See Section 1 of this Schedule I. In addition,
                               Mr. Ito is Chairman of the Board, Director and
                               President of PNAI.

Masaaki Sono                   See Section 1 of this Schedule I. In addition,
                               Mr. Sono is a Director of PNAI.

Ryuichi Noda                   See Section 1 of this Schedule I. In addition,
                               Mr. Noda is a Director of PNAI.

Setsugiro Onami                Director of PNAI.

Sol P. Pryor                   Partner in the law firm of Pryor, Cashman,
                               Sherman & Flynn, with offices at 410 Park Avenue,
                               New York, New York 10022 and Director of PNAI.
                               Mr. Pryor is a U.S. citizen.

Ronald Stone                   Vice President of PNAI. Mr. Stone is a U.S.
                               citizen.

Junichi Endo                   Secretary of PNAI.

Makota Koshiba                 Treasurer of PNAI.

                             Page 16 of 103 Pages

     3. Information regarding executive officers and directors of Pioneer LDCA, Inc. ("PLI").

     Unless otherwise indicated, each person listed below is a citizen of Japan, and the business address of such person is 2265 E. 220th Street, Long Beach, California 90807.


       Name                             Present Principal
       ----                         Occupation or Employment
                                    ------------------------
Kaneo Ito                      See Sections 1 and 2 of this Schedule I. In
                               addition, Mr. Ito is a Director of PLI.


Yasuo Aomi                     Chairman of the Board and Director of PLI. Mr.
                               Aomi's business address is 4-1, Meguro 1-Chome,
                               Meguro-Ku, Tokyo 153, Japan.


Tetsuro Kudo                   Director and President of PLI.


Setsugiro Onami                See Section 2 of this Schedule I. In addition,
                               Mr. Onami is a Director of PLI.


Masao Nomura                   Secretary and Treasurer of PLI.


                             Page 17 of 103 Pages